Exhibit 99.1 News January 21, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK to Participate in U.S. Capital Advisors Midstream Corporate Access Day TULSA, Okla. – Jan. 21, 2019 – ONEOK, Inc. (NYSE: OKE) will participate in investor meetings at the U.S. Capital Advisors Midstream Corporate Access Day on Tuesday, Jan. 22, 2019, in Houston, Texas. The materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Jan. 22, 2019. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ###